SECURITY AGREEMENT

This SECURITY AGREEMENT is dated as of November 19, 2010 by and between LC Luxuries Limited, a Nevada corporation (“LCLX”) and LC Merger Corp., a Nevada corporation and a wholly owned subsidiary of LCLX (“LC Merger Sub” and, together with LCLX, “LCLL”) on the one hand, and on the other hand, Justin Hartfield, Keith Hoerling and Douglas Francis (each a “Secured Party”, and collectively, the “Secured Parties”), and Justin Hartfield as the “Collateral Agent” (as defined in Section 1 herein below).

WITNESSETH:

WHEREAS, LCLX, LC Merger Sub and the Secured Parties have entered into that certain Agreement and Plan of Reorganization and Merger of even date herewith (the “Merger Agreement”), pursuant to which Weedmaps, LLC, a Nevada limited liability company (the “Company”) shall be merged with and into LC Merger Sub (the “Merger”);  and

WHEREAS, in connection with the Merger, the Secured Parties have agreed to exchange all of their membership interests in the Company for cash and equity consideration to be paid by LCLX; and

WHEREAS, one million eight hundred thousand dollars ($1,800,000.00) of the cash consideration in connection with the Merger is payable by LCLX pursuant to three secured promissory notes that are due and payable on January 10, 2012 (the “2012 Promissory Notes”) and an additional one million eight hundred thousand dollars ($1,800,000.00) of the cash consideration is payable by LCLX pursuant to three secured promissory notes that are due and payable on January 10, 2013 (the “2013 Promissory Notes” and together with the 2012 Promissory Notes, the “Notes”, and each individually, a “Note”); and

WHEREAS, in order to induce the Secured Parties to accept the Notes as partial consideration in exchange for their membership interests in the Company, LCLL has agreed to enter into this Security Agreement and to grant the Secured Parties a security interest in the Collateral described below.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  The following terms shall have the following respective meanings:

“Affiliate” means with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, through the ownership of voting securities, by contract, as trustee, as executor or otherwise

“Collateral” means:  (i) all tangible and intangible personal property assets of the Company as more specifically set forth on Exhibit A hereto now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest; and (ii) one hundred percent of the membership interests in the Company held by the Secured Parties prior to the closing of the Merger and that were exchanged in connection therewith.

“Collateral Agent” means the designated representative of the Secured Parties for purposes of exercising rights of the Secured Parties hereunder with respect to the Collateral and otherwise.

 “Events of Default” shall have the meaning ascribed to it in the Notes.

 “Lien” means the security interest in the Collateral established by this Security Agreement.

“Person” means any individual or entity, including a corporation, limited liability company, association, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any department, agency, or political subdivision thereof).

 “Secured Obligations” means any and all obligations of LCLL to the Secured Parties for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to LCLL, would accrue on such obligations, whether or not a claim is allowed against LCLL for such interest in the related bankruptcy proceeding), fees, charges, expenses, indemnities or otherwise, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Parties as a preference, fraudulent transfer or otherwise, and all obligations of every nature of LCLL whether now existing or hereafter arising, under, out of or in connection with the Merger Agreement, the Notes and the Security Documents.

“Security Documents” means this Security Agreement, any copyright security agreement, any patent security agreement, any trademark security agreement, any control agreements and each other security agreement, instrument or document executed and delivered or otherwise entered into to secure the Secured Obligations.

 “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Notes, and if not defined in the Notes the in the Merger Agreement.  All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

2.           Grant Of Lien.  As collateral security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all of the Secured Obligations, LCLX and LC Merger Sub, on behalf of themselves and on behalf of all of their respective Affiliates, hereby assign, convey, mortgage, pledge, hypothecate and transfer to the Secured Parties and hereby grant to the Secured Parties for their benefit, to secure the payment and performance in full of all of the Secured Obligations, a continuing security interest in, lien on, assignment of and right of set-off against, all of the Collateral, whether now owned or existing or hereafter acquired or arising, regardless of where located.

3.           Perfection And Protection Of Security Interest.

(a)           LCLL shall, at its own expense, perform all steps requested by the Collateral Agent at any time to perfect, maintain, protect, and enforce the Secured Parties’ Liens in and to the Collateral, including:  (i) executing, delivering and/or filing and recording financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Collateral Agent; (ii) delivering to the Collateral Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iii) when an Event of Default has occurred and is continuing, transferring Standard Inventory to warehouses or other locations designated by the Collateral Agent; (iv) placing notations on the books of account of LCLX or of its relevant Affiliate to disclose the Secured Parties’ security interest; and (v) taking such other steps as the Collateral Agent reasonably deems necessary or desirable to perfect, maintain and protect the Secured Parties’ Liens in and to the Collateral.  To the extent permitted by applicable law, the Collateral Agent may file, without the Company’s signature, one or more financing statements disclosing the Secured Parties’ Liens in and to the Collateral.  LCLL agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

(b)           If any Collateral is at any time in the possession or control of any warehouseman, bailee or LCLX’s or its Affiliates’ agents or processors, then LCLX shall notify the Collateral Agent thereof and, upon request by the Collateral Agent, shall obtain a bailee letter acknowledged by the bailee that notifies such Person of the Secured Parties’ Lien in and to such Collateral and instructs such Person to hold all such Collateral for the Secured Parties’ account subject to the Collateral Agent’s instructions, unless the Collateral Agent agrees in writing to waive such bailee letter requirement.  If at any time any Collateral is located in any operating facility of LCLX or of one of its Affiliates that is leased by LCLX or the Affiliate, then LCLX shall notify the Collateral Agent thereof and, upon request by the Collateral Agent, shall obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Collateral Agent, that waive or subordinate all present and future Liens which the owner or lessor of such premises may be entitled to assert against the Collateral.

(c)           From time to time, LCLL shall, upon the Collateral Agent’s request, execute and deliver confirmatory written instruments pledging the Collateral to the Secured Parties, but LCLL’s failure to do so shall not affect or limit any Lien or any other rights of the Secured Parties in and to the Collateral with respect to LCLL or any of their Affiliates.  So long as there are amounts owing under the Notes and until all Secured Obligations have been paid in full in cash, the Secured Parties’ Lien in and to the Collateral shall continue in full force and effect in and to all Collateral.

4.           Location of Collateral.  LCLX shall, within 10 days of the request from the Collateral Agent, deliver to the Collateral Agent a standard form collateral location certificate, completed and supplemented with schedules, to the reasonable satisfaction of the Collateral Agent, and signed by an officer of LCLX.  LCLX, on behalf of itself and its Affiliates, covenants and agrees that it will not (i) maintain any material Collateral (other than Collateral in transit) at any location other than those locations listed in such certificate, or (ii) otherwise change or add to any of such location.

5.           Title to, Liens on, and Sale and Use of Collateral; Insurance.  LCLL represents and warrants to the Secured Party and agrees with the Secured Party that:  (a) all of the Collateral is and will continue to be owned by LCLL, or one of their Affiliates, free and clear of all liens whatsoever; (b) the Secured Parties’ Lien in and to the Collateral will be prior to all liens and there are no other liens existing on the date hereof; (c) LCLL will cause the Collateral to be used, stored, and maintained with all reasonable care and such Collateral will be used for lawful purposes only; and (d) each insurance policy maintained by LCLL shall be amended to include the Collateral and shall be validly existing and in full force and effect until the Secured Obligations have been paid in full.  LCLL is not in default in any material respect under the provisions of any insurance policy, and LCLL is not aware of any facts which, with the giving of notice or passage of time (or both), would result in such a default under any material provision of any such insurance policy.

6.           Access and Examination.  LCLL shall permit representatives and independent contractors of the Secured Parties (at the expense of LCLL, not to exceed two (2) times per year, unless an Event of Default has occurred and is continuing) to visit and inspect any of its and its Affiliates’ respective properties, to examine its and its Affiliates’ respective corporate, financial, and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to LCLL; provided, however, when an Event of Default exists, the Secured Parties may do any of the foregoing at the expense of LCLL at any time during normal business hours and with reasonable advance notice.  LCLL will deliver to the Collateral Agent any instrument necessary for the Collateral Agent to obtain records from any service bureau maintaining records for LCLL or any of its Affiliates.  The Collateral Agent may, at any time when an Event of Default exists, and at LCLL’s expense, make copies of all of LCLL’s and its Affiliates books and records, or require LCLL to deliver such copies to any of the Secured Parties.  So long as an Event of Default has occurred and is continuing, the Collateral Agent may, without expense to any Secured Party, use such of LCLL’s respective personnel, supplies, and real property as may be reasonably necessary for maintaining or enforcing the Secured Parties’ Lien in and to the Collateral.  Each Secured Party shall have the right, at any time, in the Secured Party’s name or in the name of a nominee of the Secured Party, to verify the validity, amount or any other matter relating to the Collateral, by mail, telephone, or otherwise.  All access, information, records and materials received by each and every Secured Party from LCLL or one of its Affiliates shall be held in strict confidence and shall be used solely for purposes related to this Agreement.

7.           Collateral Reporting.  LCLL shall provide the Collateral Agent with such reports and information as the Collateral Agent may from time to time reasonably request regarding the Collateral, in form and substance reasonably acceptable to the Collateral Agent, including copies of any reports, certificates, appraisals or other documents prepared for, or on behalf of, any lender to LCLL or one of its Affiliates, and with the delivery of each of the foregoing, a certificate of LCLL executed by an officer thereof certifying as to the accuracy and completeness of the foregoing.  If any of LCLL’s or its Affiliates’ records or reports regarding the Collateral are prepared by an accounting firm, LCLL hereby authorizes such service to deliver such records, reports, and related documents to the Secured Party in accordance with the foregoing provisions.

8.           Right to Cure.  If an Event of Default exists and is continuing, the Secured Parties may, in their discretion, pay any amount or do any act required of LCLL hereunder or under the Merger Agreement or Notes under any other loan or security document in order to preserve, protect, maintain or enforce the Secured Obligations, the Collateral or the Secured Parties’ Lien therein and thereto, and which LCLL fails to pay or do, including payment of any judgment against LCLL, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other lien upon or with respect to the Collateral.  All payments that the Secured Parties make under this Section 8 and all reasonable out-of-pocket costs and expenses that the Secured Parties pay or incur in connection with any action taken by any of them hereunder shall constitute Secured Obligations hereunder and shall be payable by LCLL on demand.  Any payment made or other action taken by the Secured Parties under this Section 8 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

9.           Power of Attorney.  LCLL hereby appoints the Collateral Agent as LCLL’s attorney, with power:  (a) so long as an Event of Default has occurred and is continuing, to endorse LCLX’s or its applicable Affiliate’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the possession of any Secured Party; (b) so long as an Event of Default has occurred and is continuing, to sign LCLX’s or its relevant Affiliate’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable document constituting Collateral; (c) to sign LCLX’s or its relevant Affiliate’s name on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure, in each case only to perfect security interests; (d) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of LCLX’s and/or its relevant Affiliates’ mail to an address designated by the Collateral Agent and to receive, open and dispose of all mail addressed to any of them; and (e) so long as an Event of Default has occurred and is continuing to complete in LCLX’s or its relevant Affiliate’s name or the Secured Parties’ names, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof.  LCLX, on behalf of itself and its Affiliates, hereby ratifies and approves all acts of such attorney. Neither the Secured Parties nor their respective attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for such as arise from their gross negligence or willful misconduct.  This power, being coupled with an interest, is irrevocable until the Secured Obligations have been indefeasibly paid in full.

10.         Collateral Agent.

(a)           Each Secured Party hereby appoints Justin Hartfield as Collateral Agent for the benefit of the Secured Parties under this Agreement to serve from the date hereof until the termination of this Agreement.

(b)           Each Secured Party hereby irrevocably authorizes Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Secured Parties who hold a majority in interest of outstanding principal and interest under the Notes (the “Majority Note Holders”) in accordance with the terms hereof, together with such powers as are reasonably incidental thereto.  Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(c)           Collateral Agent shall not be liable or responsible to any Secured Party or to LLCL or any of its Affiliates for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of Collateral Agent, nor shall Collateral Agent be liable or responsible for (A) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Agreement or any instrument or document delivered hereunder or relating hereto; (B) the title of LCLX or any of its Affiliates to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (C) the determination, verification or enforcement of LCLL’s compliance with any of the terms and conditions of this Agreement; (D) the failure by LCLX or any of its Affiliates to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (E) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(d)           In connection with this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Secured Parties agrees to pay to Collateral Agent, on demand, its pro rata share (based on relative Secured Obligations) of all fees and all expenses incurred in connection with the operation and enforcement of this Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by LCLL or its Affiliates.  In connection with this Security Agreement and each instrument and document relating to any of the Collateral, each of the Secured Parties (on a pro rata basis based upon the outstanding Secured Obligations owing to the Secured Parties) and LCLX, on behalf of itself and its Affiliates, hereby agree to hold Collateral Agent harmless, and to indemnify Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by Collateral Agent under this Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of Collateral Agent.

11.         Secured Parties’ Rights, Duties and Liabilities.

(a)           Subject to Section 14, LCLX assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral.  The Secured Obligations shall not be affected by any failure of the Secured Parties to take any steps to perfect the Secured Parties’ Lien in and to the Collateral or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Company from any of the Secured Obligations.  Following the occurrence and during the continuation of an Event of Default, the Secured Parties may (but shall not be required to), without notice to or consent from LCLL or any of their Affiliates, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of LCLL for the Secured Obligations under the Merger Agreement, the Notes, any other loan document, the Security Documents or any other agreement now or hereafter existing between the Secured Parties and LCLL.

(b)           It is expressly agreed by LCLX that, anything herein to the contrary notwithstanding, LCLX shall remain liable under each contract and license of the Company to observe and perform all the conditions and obligations to be observed and performed by the Company  thereunder.  The Secured Parties shall not have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by the Secured Parties of any payment relating to any contract or license pursuant hereto.  The Secured Parties shall not be required nor obligated in any manner to perform or fulfill any of the obligations of Company under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by the Company or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

12.           Limitation on Liens on Collateral.  LCLX agrees on behalf of itself and its Affiliates that it will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is reasonably necessary to remove, any lien on the Collateral to which the Lien created hereunder would be subordinate, and will defend the right, title and interest of the Secured Parties in and to any of LCLX’s or its Affiliates’ rights under the Collateral against the claims and demands of all Persons whomsoever other than Secured Parties.

LCLX and its Affiliates shall not use the Collateral in violation of any material applicable statute, ordinance, law or regulation or in violation of any insurance policy maintained by LCLX or its Affiliates with respect to the Collateral.

LCLX will notify Collateral Agent of any material claim made or asserted against the Collateral by any person or other event that could materially adversely affect the value of the Collateral or Collateral Agent’s Lien thereon.

LCLX and its Affiliates will not surrender or lose possession of (other than to Collateral Agent), sell, lease, rent, or otherwise dispose of or transfer, any of the Collateral or any right or interest therein, except as permitted by the Merger Agreement or this Security Agreement.

13.         Remedies; Rights Upon Default.

(a)           In addition to all other rights and remedies granted to it under this Security Agreement, the Merger Agreement, the Notes and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, the Secured Parties may exercise all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, LCLX expressly agrees, on behalf of itself and its Affiliates, that in any such event the Secured Parties, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon LCLX or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of LCLX or its relevant Affiliate where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving LCLX or any other Person notice and opportunity for a hearing on the Secured Parties’ claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may reasonably deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  The Secured Parties shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption LCLX, on behalf of itself and its Affiliates, hereby releases.  In addition, the Secured Parties shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to bid for all or any part of the Collateral, free of any right or equity of redemption, which equity of redemption LCLX on behalf of itself and its Affiliates hereby releases, and the amount of any such bid need not be paid by the Secured Parties but shall be credited against the Secured Obligations.  Such sales may be adjourned and continued from time to time with or without notice.  The Secured Parties shall have the right to conduct such sales on the premises of LCLX or its relevant Affiliates or elsewhere and shall have the right to use such Person’s premises without charge for such time or times as the Secured Parties may deem necessary or advisable.

(b)           LCLX further agrees, on behalf of itself and its Affiliates, that upon the occurrence and during the continuation of an Event of Default, at the Collateral Agent’s request, it will assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall select, whether at LCLX’s premises or elsewhere for sale, lease, or other disposition.  Until the Collateral Agent is able to effect such a sale, lease, or other disposition of Collateral, the Secured Parties shall have the right to hold or use Collateral, or any part thereof, to the extent that they deem appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Secured Parties.  Subject to Section 15 herein below, the Secured Parties shall have no obligation to LCLX or any of its Affiliates to maintain or preserve the rights of any of them as against third parties with respect to Collateral while Collateral is in the possession of the Secured Parties.  The Secured Parties may, if they so elect, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Secured Parties’ remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  The Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in the Merger Agreement and Notes, and only after so paying over such net proceeds, and after the payment by the Secured Parties of any other amount required by any provision of law, leave the surplus, if any, to LCLX.  To the maximum extent permitted by applicable law, LCLX waives on behalf of itself and its Affiliates all claims, damages, and demands against the Secured Parties arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Secured Parties.  LCLX agrees on behalf of itself and its Affiliates that ten (10) days prior notice by the Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  LCLX shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees or other expenses incurred by the Secured Parties to collect such deficiency.

(c)           Except as otherwise specifically provided herein, LCLX, on behalf of itself and its Affiliates, hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

14.         Limitation on the Secured Parties’ Duty in Respect of Collateral.  The Secured Parties shall use reasonable care with respect to the Collateral in their possession or under their control.  The Secured Parties shall not have any other duty as to any Collateral in their possession or control or in the possession or control of any nominee of the Secured Parties, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

15.         Miscellaneous.

(a)           Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against LCLX or any of its Affiliates for liquidation or reorganization, should LCLX or any of its Affiliates become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the assets of LCLX or any of its Affiliates, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b)           Notices.  Except as otherwise expressly provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Merger Agreement.

(c)           Severability.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Merger Agreement, Notes and Security Documents which, taken together, set forth the complete understanding and agreement of the Secured Parties and LCLL with respect to the matters referred to herein and therein.

(d)           No Waiver; Cumulative Remedies.  The Secured Parties shall not by any act, delay, omission or otherwise be deemed to have waived any of their rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Secured Parties.  A waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of the Secured Parties, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Secured Parties and then only to the extent therein set forth.

(e)           Limitation by Law.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(f)           Termination of this Security Agreement.  Subject to Section 14(a) hereof, this Security Agreement shall terminate upon the indefeasible payment in full of all Secured Obligations.

(g)           Successors and Assigns. This Security Agreement and all obligations of LCLL, including their respective Affiliates, hereunder shall be binding upon the successors and assigns of LCLL (including any debtor-in-possession on behalf of LCLL) and shall, together with the rights and remedies of the Secured Parties, inure to the benefit of the Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Secured Parties hereunder.  LCLL may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement without the written consent of the Secured Parties.

(h)           Counterparts.  This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.

(i)            Governing Law.  This Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of California.  LCLL hereby consents and agrees that the state or federal courts located in Orange County, California, shall have nonexclusive jurisdiction to hear and determine any claims or disputes between the parties pertaining to this Security Agreement or to any matter arising out of or relating to this Security Agreement; provided that nothing in this Security Agreement shall be deemed or operate to preclude the Secured Parties from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Secured Obligations, or to enforce a judgment or other court order in favor of the Secured Parties.  LCLL hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaints and other process may be made by registered or certified mail addressed to LCLX at the address set forth in this agreement and that service so made shall be deemed completed upon the earlier of actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

(j)            Section Titles.  The section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(k)           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

(l)            Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement with its counsel.

(m)          Benefit of Secured Party.  The Lien granted or contemplated hereby shall be for the benefit of the Secured Parties, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms hereof and the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer or representative as of the date first set forth above.

“LCLL”:	SECURED PARTIES:

LC Luxuries Limited,	Justin Hartfield
a Nevada corporation
/s/ Justin Hartfield
/s/ James Pakulis
By: James Pakulis	Address:
Its: President
Facsimile Number: (___) ___-____
Address: 2183 Fairview Rd., Suite 101
Costa Mesa, CA 92627
Facsimile Number: (949) 515-1625	Keith Hoerling

/s/ Keith Hoerling

LC Merger Corp.,	Address:
a Nevada corporation
Facsimile Number: (___) ___-____
/s/ James Pakulis
By: James Pakulis
Its: President

COLLATERAL AGENT:

Justin Hartfield

/s/ Justin Hartfield

Address:

Facsimile Number: (___) ___-____

EXHIBIT A

The Collateral shall include all right, title and interest of Weedmaps, LLC, a Nevada limited liability company (the “Company”), in and to the following:

(a)         All goods and equipment now owned or hereafter acquired, including without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b)         All inventory, now owned or hereafter acquired, including without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and the Company’s books relating to any of the foregoing;

(c)         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d)         All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to the Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Company, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Company and the Company’s books relating to any of the foregoing;

(e)         All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and the Company’s books relating to the foregoing;

(f)          All copyrights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor devices, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

(g)         Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

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